Exhibit 99.1

For Immediate Release:	For further information, contact:
Jaime F. Brito
ir@mariner-energy.com
(713) 954-5558
MARINER ENERGY, INC. ANNOUNCES COMPLETION OF EXCHANGE OFFER FOR SENIOR NOTES DUE 2013
Houston, TX – November 15, 2006, Mariner Energy, Inc. (NYSE: ME) (“Mariner”) today announced that it has completed its offer to exchange all of its privately placed 7 1/2% Senior Notes due 2013. In completing the exchange offer, Mariner issued $300,000,000 aggregate principal amount of its 7 1/2% Senior Notes due 2013 in a transaction registered under the Securities Act of 1933, in exchange for the same principal amount of 7 1/2% Senior Notes due 2013 which had been issued in an April 24, 2006 private placement transaction. The exchange offer expired at 5:00 p.m., New York City time, on November 9, 2006 and was completed on November 10, 2006.
This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Mariner. The exchange offer was made only pursuant to the exchange offer documents, including the prospectus and the letter of transmittal filed with the Securities and Exchange Commission.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company with principal operations in the Gulf of Mexico and West Texas. For more information about Mariner, please visit its website at www.mariner-energy.com.
For further information, contact:
Jaime F. Brito, Director, Investor Relations
ir@mariner-energy.com
(713) 954-5558